Registration No. 33-59025


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO.1

                                  TO

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933



                        DIAMOND SHAMROCK, INC.
        (Exact name of registrant as specified in its charter)


           Delaware                             74-2456753

(State or other jurisdiction of              (IRS Employer
 incorporation or organization)               Identification No.)


     9830 Colonnade Boulevard
      San Antonio, Texas                       78230
(Address of Principal Executive              (Zip Code)
 Offices)

                        DIAMOND SHAMROCK, INC.
                       LONG-TERM INCENTIVE PLAN
                       (Full title of the plan)

                         Timothy J. Fretthold
                 Senior Vice President/Group Executive
                          and General Counsel
                       9830 Colonnade Boulevard
                      San Antonio, Texas 78230
                (Name and address of agent for service)

                            (210) 641-6800
     (Telephone number, including area code, of agent for service)

In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 relates to shares of Common Stock covered by Form S-8 Registrations Statements Nos. 33-34306, 33-47761 and 33-59025.

This Post-Effective Amendment No. 1 to Form S-8 is being filed to include, as Exhibit 4.1 to the above three registrations, the text of Diamond Shamrock, Inc. Long-Term Incentive Plan, as amended effective May 2, 1995.

                                PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

     4.1 Diamond Shamrock, Inc. Long-Term Incentive Plan, as amended effective May 2, 1995.

     4.2 Rights Agreement between the Company and Ameritrust Company, National Association, as Rights Agent, dated March 6, 1990 (Exhibit 2 to the Company's Form 8-A Registration Statement dated March 6, 1990 (the "Form 8-A")).*

     4.3 Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Form 10 Registration Statement No. 1-9409 (the "Form 10")), as amended by a Certificate of Designations Establishing $2.00 Convertible Exchangeable Preferred Stock (an amended form of which is Exhibit 4.3 to the Company's Form S-1 Registration Statement No. 33-21991) and by a Certificate of Designations Establishing Series A Junior Participating Preferred Stock (a form of which is Exhibit 3 to the Company's Form 8-A).*

     4.4  By-laws of the Company (Exhibit 3.2 to the Form 10).*

     5.1 Opinion of Timothy J. Fretthold, Esq. with respect to the legality of the Company's securities being registered.**

     23.1 Consent of Price Waterhouse LLP.**

     23.2 Consent of Timothy J. Fretthold, Esq. (included in Exhibit
          5.1).**

     24.1 Powers of Attorney of directors and officers of the Company.***

     24.2 Certificate regarding resolutions of the Board of Directors of the Company.**

     *Each document marked by an asterisk is incorporated herein by reference to the designated document previously filed with the Commission.

     **Each document marked by two asterisks was previously filed as part of Registration Statement No. 33-59025.

     ***Powers of Attorney of directors and officers of the Company were previously filed as part of Registration Statements Nos. 33-34306, 33-47761 (and Amendment No. 1 thereto), and 33-59025, except those filed herewith.


                              SIGNATURES

Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on the 22 day of December, 1995.

                              DIAMOND SHAMROCK, INC.

                              By: * R.R. Hemminghaus
                                   Chairman of the Board and
                                   Chief Executive Officer

Pursuant to the requirements of the 1933 Act, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the date indicated:

     Signature                Title                    Date

     *R.R. HEMMINGHAUS        Chairman of the Board    December 22, 1995
                              and Chief Executive
                              Officer

     *R.C. BECKER             Vice President and       December 22, 1995
                              Treasurer (Principal
                              Financial Officer)

     *GARY E. JOHNSON         Vice President and       December 22, 1995
                              Controller(Principal
                              Accounting Officer)

     *B. CHARLES AMES         Director                 December 22, 1995

     *E. GLENN BIGGS          Director                 December 22, 1995

     *W.E. BRADFORD           Director                 December 22, 1995

     *LAURO F. CAVAZOS        Director                 December 22, 1995

     *W.H. CLARK              Director                 December 22, 1995

     *WILLIAM L. FISHER       Director                 December 22, 1995

     *BOB MARBUT              Director                 December 22, 1995

     *KATHERINE D. ORTEGA     Director                 December 22, 1995

Timothy J. Fretthold, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to Form S-8 on behalf of Diamond Shamrock, Inc. and each of the above-named officers and directors of Diamond Shamrock, Inc. pursuant to powers of attorney executed on behalf of the Company and each of such officers and directors.


*By: /s/ Timothy J. Fretthold
     Attorney-in-fact

                                     December  22, 1995


                           INDEX TO EXHIBITS

Exhibit
No.
                                Exhibit

4.1 Diamond Shamrock, Inc. Long-Term Incentive Plan, as amended effective May 2, 1995.

4.2 Rights Agreement between the Company and Ameritrust Company, National Association, as Rights Agent, dated March 6, 1990 (Exhibit 2 to the Company's Form 8-A Registration Statement dated March 6, 1990 (the "Form 8-A")).*

4.3 Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Form 10 Registration Statement No. 1-9409 (the "Form 10")), as amended by a Certificate of Designations Establishing $2.00 Convertible Exchangeable Preferred Stock (an amended form of which is Exhibit 4.3 to the Company's Form S-1 Registration Statement No. 33-21991) and by a Certificate of Designations of Series A Junior Participating Preferred Stock (a form of which is
           Exhibit 3 to the Company's Form 8-A).*

4.4        By-laws of the Company (Exhibit 3.2 to the Form 10).*

5.1 Opinion of Timothy J. Fretthold, Esq. with respect to the legality of the Company's securities being registered.**

23.1       Consent of Price Waterhouse LLP.**

23.2       Consent of Timothy J. Fretthold, Esq. (included in Exhibit 5.1).**

24.1       Powers of Attorney of directors and officers of the Company.***

24.2 Certificate regarding resolutions of the Board of Directors of the Company.**

* Each document marked by an asterisk is incorporated herein by reference to the designated document previously filed with the Commission.

** Each document marked by two asterisks was previously filed as part of Registration Statement No. 33-59025.

*** Powers of Attorney of directors and officers of the Company were previously filed as part of Registration Statement No. 33-34306, 33-47761 (and Amendment No. 1 thereto), and 33-59025, except those filed herewith.






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